Exhibit 99.2

Property Solutions Acquisition Corp. Announces Closing of $200 Million Initial Public Offering

New York, NY, July 27, 2020 (GLOBE NEWSWIRE) -- Property Solutions Acquisition Corp. (NASDAQ: PSACU) (the “Company”) announced today that it closed its initial public offering of 20,000,000 units at $10.00 per unit. The offering resulted in gross proceeds to the Company of $200 million.

The units began trading on the Nasdaq Capital Market under the symbol “PSACU” on July 22, 2020. Each unit consists of one share of common stock and one redeemable warrant, with each warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the Nasdaq Capital Market under the symbols “PSAC” and “PSACW”, respectively.

EarlyBirdCapital, Inc. acted as the sole book-running manager of the offering. I-Bankers Securities, Inc. acted as co-manager.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $200 million (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of the closing date reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

Graubard Miller acted as counsel to the Company and Ellenoff Grossman & Schole, LLP acted as counsel to the underwriters.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on July 21, 2020.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Property Solutions Acquisition Corp.
Property Solutions Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.  The Company may pursue a business combination opportunity in any business or industry it chooses although it currently intends to focus on target companies that service the real estate industry, including property technology. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements
This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Jordan Vogel
jordan@benchmarkrealestate.com